UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2025

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
On August 5, 2025, Granite Construction Incorporated, a Delaware corporation (the “Company”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with LMS of Hattiesburg, L.P., a Mississippi limited partnership (“LMS”), Steven M. Warren, and Melissa W. McGee (collectively, the “Sellers”) and Steven M. Warren, as representative of the Sellers. Pursuant to the Purchase Agreement, the Company purchased all of the outstanding equity interests of Slats Lucas, LLC, a Mississippi limited liability company (“Slats Lucas”) and Warren Paving, Inc., a Mississippi corporation (“Warren Paving”), from the Sellers for $540.0 million, subject to customary closing adjustments (the “Transaction”). The purchase price was paid using a portion of the proceeds from a new $600.0 million senior secured term loan, as described further below.
The Purchase Agreement contained customary representations, warranties and covenants made by each of the Sellers and the Company. The Company has obtained a representation and warranty insurance policy to provide coverage for certain breaches of representations and warranties of the Sellers, which is subject to certain exclusions, deductibles and other terms and conditions set forth therein.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (1) were made by the parties thereto only for purposes of that agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Purchase Agreement; (3) may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, investors should not read the representations and warranties in the Purchase Agreement in isolation, but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission.
Amendment and Restatement of Credit Agreement
The Company entered into the Fifth Amended and Restated Credit Agreement, dated as of August 5, 2025, among the Company, Granite Construction Company, and GILC Incorporated, as borrowers, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the lenders and other parties thereto (the “A&R Credit Agreement”). The A&R Credit Agreement amends and restates the Fourth Amended and Restated Credit Agreement, dated as of June 2, 2022, by and among the Company, Granite Construction Company and GILC Incorporated, as borrowers, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the lenders and other parties thereto to, among other things, provide for (1) a $600.0 million senior secured revolving credit facility (the “Revolver”), (2) a $600.0 million senior secured term loan (the “Initial Term Loan”) and (3) a senior secured term loan in an aggregate amount not to exceed $75.0 million (the “Delayed Draw Term Loan” and together with the Initial Term Loan, the “Term Loans”). The Delayed Draw Term Loan may be borrowed from the closing date of the A&R Credit Agreement until six months after the closing date (the “Term Loan Availability Period”), subject to voluntary termination by the Company of the Delayed Draw Term Loan commitments and termination of the Delayed Draw Term Loan commitments upon the occurrence of an Event of Default (as defined in the A&R Credit Agreement) at the request of or with the consent of the required lenders. The A&R Credit Agreement also includes an accordion feature that allows the Company to increase borrowings under the Revolver, request a new tranche of term loans, or issue one or more series of notes (whether issued in a public offering, Rule 144A or other private placement or purchase or otherwise) or loans or any bridge financing pursuant to financing documentation other than the A&R Credit Agreement, or a combination thereof, in an amount not to exceed (1) the greater of (a) $535.0 million and (b) the amount equal to 100% of Consolidated EBITDA (as defined in the A&R Credit Agreement), calculated on a pro forma basis, plus (2) unlimited additional amounts so long as on a pro forma basis after giving effect to the incurrence of additional indebtedness and after giving effect to all other appropriate pro forma adjustments, the ratio of consolidated funded secured indebtedness to Consolidated EBITDA (as defined in the A&R Credit Agreement) does not exceed 1.25 to 1.0, in each case, subject to lender approval.
The A&R Credit Agreement includes a $150.0 million sublimit for letters of credit ($75.0 million for financial letters of credit) and a $20.0 million sublimit for swingline loans. As of the date hereof, the total unused availability under the Revolver is $570.4 million, resulting from $19.6 million in issued and outstanding letters of credit and $10.0 million of outstanding revolving loans, and the $600.0 million Initial Term Loan is outstanding.
The Company may borrow under the A&R Credit Agreement, at its option, at either (a) a term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin initially and through the delivery of the March 31, 2026 compliance certificate of 1.75% and then ranging from 1.25% to 2.0%, or (b) a base rate plus an applicable margin initially and through the delivery of the March 31, 2026 compliance certificate of 0.75% and then ranging from 0.25% to 1.0%. After delivery of the March 31, 2026 compliance certificate, the applicable margin will be based on our consolidated leverage ratio set forth on the most recent compliance certificate delivered quarterly. In addition, the Company has agreed to pay an unused commitment fee initially and through the delivery of the March 31, 2026 compliance certificate of 0.300% and then ranging from 0.175% to 0.350%, depending on the Company’s consolidated leverage ratio set forth on the most recent compliance certificate delivered quarterly. Further, during the Term Loan Availability Period, the Company has agreed to pay a ticking fee ranging from 0.175% to 0.350%, depending on the Company’s consolidated leverage ratio, on the amount by which the commitment for Term Loans of $675.0 million exceeds the amount of outstanding Term Loans. The ticking fee will be payable beginning on the 60th day after closing and during the Term Loan Availability Period or until the Delayed Draw Term Loan is made.
The Term Loans will mature on August 5, 2030 (the “Maturity Date”) and will amortize at 2.5% per year payable in quarterly installments beginning with the quarter ending December 31, 2026 through September 30, 2027 and increasing to 5.0% per year payable in quarterly installments until the Maturity Date. The Revolver also matures on the Maturity Date, and no letters of credit issued under the A&R Credit Agreement can have an expiration later than seven days prior to the Maturity Date unless cash collateral arrangements acceptable to the letter of credit issuer have been made.
The financial covenants contained in the A&R Credit Agreement require the maintenance of a minimum consolidated interest coverage ratio of no less than 3.00 to 1.00 and a maximum consolidated leverage ratio of no more than 3.75 to 1.00 (or 4.25 to 1.00 for each of the four consecutive fiscal quarters ending after any acquisition permitted under the A&R Credit Agreement occurs for cash consideration in excess of $100.0 million).
The A&R Credit Agreement contains certain other restrictive covenants that limit the Company’s ability, among other things, to incur certain liens, make certain types of investments, incur additional indebtedness, change the nature of the Company’s business or operations, merge, consolidate, or combine with other entities, sell assets, or make certain payments.
The Company’s obligations under the A&R Credit Agreement are guaranteed by certain of the Company’s subsidiaries and are secured by first priority liens on substantially all of the assets, other than real property, of the Company and the Company’s subsidiaries that are guarantors or borrowers under the A&R Credit Agreement.
The obligations of the Company under the A&R Credit Agreement may be accelerated upon the occurrence of an Event of Default. Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, a material inaccuracy of representations and warranties, defaults in the performance of certain affirmative and negative covenants, defaults on certain other indebtedness of the Company or its subsidiaries, bankruptcy or related defaults, defaults related to certain judgments and the occurrence of a Change in Control (as defined in the A&R Credit Agreement).
The guaranty arrangements under the A&R Credit Agreement were amended and restated pursuant to the Fifth Amended and Restated Guaranty Agreement, dated August 5, 2025, by and among the Company, certain subsidiaries of the Company party thereto as guarantors and Bank of America, N.A., as administrative agent (the “A&R Guaranty Agreement”).
The foregoing description of the A&R Credit Agreement and the A&R Guaranty Agreement is qualified in its entirety by reference to the A&R Credit Agreement and the A&R Guaranty Agreement attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the A&R Credit Agreement and the A&R Guaranty Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Equity Purchase Agreement, dated August 5, 2025 by and among Granite Construction Incorporated, LMS of Hattiesburg, L.P., Steven M. Warren, Melissa W. McGee and Steven M. Warren, as sellers’ representative.

10.1
Fifth Amended and Restated Credit Agreement, dated as of August 5, 2025, by and among Granite Construction Incorporated, Granite Construction Company and GILC Incorporated, as borrowers, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and the lenders and other parties thereto.

10.2
Fifth Amended and Restated Guaranty Agreement, dated as of August 5, 2025, by and among Granite Construction Incorporated, the other guarantors party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Staci M. Woolsey
Staci M. Woolsey
Executive Vice President and Chief Financial Officer

Date: August 6, 2025